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                                                                    EXHIBIT 99.2

                             [LETTERHEAD OF PMI]

FOR IMMEDIATE RELEASE:


                       PMI REVISES UPWARD 2000 OPERATING
                               EARNINGS GUIDANCE


SAN FRANCISCO, DECEMBER 15, 2000 --- The PMI Group, Inc. (NYSE:PMI) announced today that operating earnings for 2000 will likely range between $5.82 - 5.85 per share, as opposed to the $5.70 to $5.80 per share previously announced. It reaffirmed its expectation that operating earnings for 2001 would grow between 17 and 19 percent. The operating earnings estimate announced today does not include capital gains and losses, nor does it include the $3.7 million after tax charge the Company will take in the fourth quarter for settlement of the Baynham et. al. v. PMI Mortgage Insurance Company litigation that was also announced today. Reported earnings, excluding capital gains and losses, but including the lawsuit settlement charge, will range between $5.74 - 5.77, the Company estimates. The current consensus operating earnings estimate for PMI for 2000, as reported by First Call, is $5.82 per share, with estimates ranging between $5.80 to $5.85 per share. For 2001 the consensus operating earnings for PMI, as reported by First Call, is $6.79 with estimates ranging between $6.70 and $6.90.

     The PMI Group, Inc. is headquartered in San Francisco and through its subsidiary, PMI Mortgage Insurance Co., is one of the largest private mortgage insurers in the United

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States. In addition, The PMI Group, Inc. through its subsidiaries, provides mortgage guaranty reinsurance in Hong Kong and private mortgage insurance in Australia. The PMI Group, Inc. is a leader in risk management technology providing various products and services for the home mortgage finance industry as well as title insurance. This release can be accessed through the World Wide Web at www.pmigroup.com or a fax copy of this release can be obtained by dialing
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800-758-5804, entering The PMI Group, Inc. company code no. 706963 when prompted, and following the automated prompts.

Cautionary Statement: The Company's statements in this press release that are
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not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) PMI's estimate that operating earnings for the year 2000, exclusive of capital gains and losses and the $3.7 million charge the Company will take in the fourth quarter relating to settlement of the Baynham litigation (the "Baynham Settlement Charge"), likely will range between $5.82 and $5.85 per share; (ii) PMI expectation that operating earnings for 2001 will grow between 17 and 19 percent; and (iii) PMI's estimate that operating earnings for the year 2000, exclusive of capital gains and losses and inclusive of the Baynham Settlement Charge, likely will range between $5.74 and $5.77 per share. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company's actual results to differ materially from those expressed herein:

A number of factors affecting PMI and the mortgage industry in general could cause claims on policies issued by PMI to increase and this could materially adversely affect the Company's financial condition and results of operations. The loss experience of PMI could be materially and adversely affected by economic recession, declining housing values, higher employment rates, deteriorating borrower credit, rising interest rates, legislation impacting borrowers' rights, or any combination of such factors. A decrease in persistency, resulting from policy cancellations of older books of business, could materially impact the Company's financial results of operations. While stable or rising interest rates may positively contribute to the persistency rate, declining interest rates could adversely affect the Company's persistency rate, its premium yield and its financial condition and results of operations.

The Company's financial condition and results of operations could be materially and adversely affected by delays in the introduction by PMI of new products or a decrease in customer demand for new and existing products. In addition, there can be no assurance that newly introduced products will be as profitable as the Company's existing products or programs.

The Company's financial condition and results of operations may be materially and adversely affected by changes to the current legal environment, including, but not limited to, legislation that would affect the ability of Fannie Mae or Freddie Mac to offer a substitute for mortgage insurance, legislation that would increase statutory lending limits of FHA and VA, and proposed risk-based capital regulations developed by the Office of Federal Housing Enterprise Oversight. PMI's financial condition and results of operations may be materially and adversely affected by a reduction in the amount of mortgage insurance coverage required by Fannie Mae and Freddie Mac (the "GSEs").

PMI jointly develops mortgage products and partners with lenders and the GSEs. These arrangements involve the purchase of PMI's mortgage insurance products by one or both of these parties and frequently feature cooperative arrangements between the three parties. In 1999, a coalition of financial services and housing related trade associations, including MICA and several large mortgage lenders, formed FM Watch, a lobbying organization that supports expanded federal oversight and legislation relating to the role of the GSEs in the secondary mortgage market. The GSEs and other organizations are in the process of forming a coalition designed in part to counter activities of FM Watch. These lobbying activities could, among other things, polarize the GSEs, members of FM Watch, PMI and PMI's customers. As a result of this polarization, PMI's relationships with the GSEs may limit its opportunities to do business with some mortgage lenders, particularly the large mortgage lenders that have formed FM Watch.
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Conversely, PMI's relationships with these large mortgage lenders may limit its ability to do business with the GSEs. Either of these outcomes could have a material adverse effect on the Company's financial condition and results of operations.

The Company's estimate herein of operating earnings for 2000 between $5.74 -- $5.77 per share is inclusive of the Baynham Settlement Charge. The Baynham Settlement Charge is based, in part, upon the present estimate of insurance payments the Company will receive from its insurance carriers as reimbursement for certain costs and expenses incurred by, and to be incurred by, the Company in connection with its defense and settlement of the Baynham litigation. The Company is currently negotiating with its insurance carriers with respect to the amount of any such payments and the Company's present estimate of insurance payments reflects, among other things, the current status of those negotiations and advice received by the Company's outside counsel. There can be no assurance that the Company's estimate of the amount of Insurance Payments will be achieved and such an event could have an adverse effect on the Company's financial condition and results of operations.

The performance of the Company's Australian subsidiary could be materially and adversely affected by a weakening in the demand for housing, interest rate volatility, and/or an increase in claims. The performance of the Company's other strategic investments could materially and adversely be affected by changes in the real estate, mortgage lending, mortgage servicing and financial guaranty markets; future movements in interest rates; those operations' future financial condition and performance; the ability of those entities to execute future business plans; and PMI's dependence upon management to operate those companies in which PMI does not own a controlling share.

Any or all of these factors could affect the Company and cause PMI's performance to differ materially from the forward-looking statements contained in this press release. Other risks and uncertainties that could affect the Company are discussed in PMI's various Securities and Exchange Commission filings.

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